Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

                We consent to the incorporation by reference in the registration statements on Form S-8 (Registration No. 333-48088) and Form S-3 (Registration Nos. 333-76234 and 333-46340) of our report dated February 21, 2002 on our audit of the financial statements included in the 2001 annual report on Form 10-K of Axonyx, Inc.  We also consent to the reference to our firm in the Experts sections of the registration statements on Form S-3.

Richard A. Eisner & Company, LLP

New York, New York

March 27, 2002